UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, DC 20549

____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 16, 2007

Wayside Technology Group, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	000-26408	13-3136104
(State of Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1157 Shrewsbury Avenue, Shrewsbury, New Jersey	07702
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (732) 389-8950

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 16, 2007, Jeffrey Largiader resigned from his position as Vice President Marketing and Business Development of Wayside Technology Group, Inc. (the "Company"). The resignation is effective as of the close of business on May 16, 2007. Following Mr. Largiader's resignation, he will be available as a consultant to the Company.

In connection with Mr. Largiader's resignation, the Company issued a letter to Mr. Largiader (the "Resignation Letter") on May 16, 2007. Pursuant to the Resignation Letter, the Company will pay Mr. Largiader his current salary of $150,000 (plus payments for unused vacation time) in 24 equal bi-weekly installments, Mr. Largiader will be entitled to participate in the Company's 401(k) plan for one year following the termination, and Mr. Largiader will be entitled to own all shares of the Company's capital stock owned by him at the time of termination as well as any vested options for such shares, which options are exercisable for one year. A copy of the Resignation Letter is attached hereto as Exhibit 10.46 and is incorporated herein by reference. Additionally, pursuant to the Resignation Letter, on May 18, 2007, in exchange for the benefits under the Resignation Letter, Mr. Largiader executed a General Release (the "General Release") with the Company pursuant to which Mr. Largiader releases the Company from all claims pertaining to his employment up to the date of the General Release. Until May 25, 2007, Mr. Largiader may revoke the provisions of the General Release. If the General Release is not so revoked, the General Release will become enforceable and effective beginning May 26, 2007. A copy of the General Release is attached hereto as Exhibit 10.47 and is incorporated herein by reference.

The Company is currently evaluating potential successors to Mr. Largiader.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

	10.46	Resignation Letter, dated May 16, 2007, from Wayside Technology Group, Inc. to Jeffrey Largiader

	10.47	General Release, dated May 18, 2007, between Jeffrey Largiader and Wayside Technology Group, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Wayside Technology Group, Inc.

Dated: May 21, 2007	By:	/s/ Simon F. Nynens
Simon F. Nynens
President and Chief Executive Officer

Index to Exhibits

Exhibit No.	Description

10.46	Resignation Letter, dated May 16, 2007, from Wayside Technology Group, Inc. to Jeffrey Largiader

10.47	General Release, dated May 18, 2007, between Jeffrey Largiader and Wayside Technology Group, Inc.